SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2005

CAPITAL LEASE FUNDING, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-32039	52-2414533
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

110 Maiden Lane, New York, NY		10005
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 217-6300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note: On August 17, 2005, Capital Lease Funding, Inc. (the “Company”) filed a Form 8-K with the Securities and Exchange Commission (the “SEC”) reporting the closing of the acquisition of a portfolio of five real properties leased to the United States Government (the “GSA Properties”) for an aggregate purchase price of $97.5 million. On September 15, 2005, the Company filed a Form 8-K with the SEC reporting the closing of the acquisition of a Class A office building in North Bethesda, Maryland leased primarily to the United States Government (the “NIH Property”) for a purchase price of $81.5 million. On September 29, 2005, the Company filed a Form 8-K with the SEC reporting the closing of the acquisition, in a sale leaseback transaction with Tiffany & Company, of an office building and warehouse facility in Parsippany, New Jersey (the “Tiffany Property” and, collectively with the GSA Properties and the NIH Property, the “Properties”) for a purchase price of $75.0 million.

The Company is filing this Form 8-K/A to amend the above Form 8-K filings to add pro forma financial information.

Item 9.01. Financial Statements and Exhibits.

The following pro forma financial information is filed as part of this report.

(b) Pro forma financial information

The unaudited pro forma financial statements set forth:

•	the Pro Forma Condensed Consolidated Balance Sheet (unaudited) as of June 30, 2005;

•	the Pro Forma Condensed Consolidated Statement of Operations (unaudited) for the year ended December 31, 2004;

•	the Pro Forma Condensed Consolidated Statement of Operations (unaudited) for the six months ended June 30, 2005; and

•	the notes to Pro Forma Condensed Consolidated Financial Statements (unaudited).

The unaudited pro forma condensed consolidated balance sheet of the Company as of June 30, 2005 assumes the Company’s acquisition of the Properties was consummated on June 30, 2005. The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2004 and the six months ended June 30, 2005 assume the Company’s acquisition of the Properties occurred on January 1, 2004. The pro forma condensed consolidated financial statements do not purport to represent what our financial position or results of operations would have been if the acquisitions had been consummated as of the dates indicated, nor do they purport to project our financial position or results of operations at any future date or for any future period. These pro forma condensed consolidated financial statements should be read in conjunction with our 2004 historical financial statements as included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 and its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2005.

The pro forma financial statements are based upon assumptions contained in the notes thereto and should be read in conjunction with such notes.

Capital Lease Funding, Inc. and Subsidiaries
Pro Forma Condensed Consolidated Balance Sheet
June 30, 2005
(Unaudited, in thousands)

		Pro Forma Adjustments
	Capital Lease Funding, Inc. Historical	Acquisition of GSA (a)	Acquisition of NIH (b)	Acquisition of Tiffany (c)	Capital Lease Funding, Inc. Pro Forma
Assets
Cash and cash equivalents	$55,826	$(26,058)	$(12,447)	$(16,670)	$652
Mortgage loans held for investment	237,977	–	–	–	237,977
Real estate investments, net	391,607	102,753	81,500	75,000	650,860
Real estate investments consolidated under FIN46	81,500	–	(81,500)	–	–
Securities available for sale	124,995	–	–	–	124,995
Structuring fees receivable	4,150	–	–	–	4,150
Prepaid expenses and other assets	36,756	368	135	70	37,329
Amounts due from affiliates and members	79	–	–	–	79
Accrued rental income	1,928	–	–	–	1,928
Furniture, fixtures and equipment, net	360	–	–	–	360
Total Assets	$935,178	$77,063	$(12,312)	$58,400	$1,058,329
Liabilities and Stockholders' Equity:
Accounts payable and accrued expenses	$8,114	–	–	–	$8,114
Deposits and escrows	2,993	–	–	–	2,993
Repurchase agreement obligations	45,744	–	–	–	45,744
Mortgages on real estate investments	265,314	77,063	65,188	58,400	465,965
Mortgage on real estate investments consolidated under FIN46	50,887		(50,887)		–
Collateralized debt obligations	268,138	–	–	–	268,138
Derivative liabilities	3,451	–	–	–	3,451
Deferred rental revenue	850	–	–	–	850
Intangible liabilities on real estate investments	11,525	–	–	–	11,525
Dividends payable	5,016	–	–	–	5,016
Total Liabilities	$662,032	$77,063	$14,301	$58,400	$811,796
Minority interest in real estate investments consolidated under FIN46	26,613	–	(26,613)	–	–
Commitments and contingencies
Stockholders' equity:
Preferred stock, $.01 par value, 100,000,000 shares authorized, no shares issued and outstanding	–	–	–	–	–
Common stock, $0.01 par value, 500,000,000 shares authorized, 27,868,480 and 27,491,700 shares issued and outstanding, respectively	279	–	–	–	279
Additional paid in capital	246,445	–	–	–	246,445
Accumulated other comprehensive income (loss)	(191)	–	–	–	(191)
Retained earnings	–	–	–	–	–
Total Stockholders' Equity	246,533	–	–	–	246,533
Total Liabilities and Stockholders' Equity	$935,178	$77,063	$(12,312)	$58,400	$1,058,329

Capital Lease Funding, Inc. and Subsidiaries
Pro Forma Condensed Consolidated Statement of Operations
Year Ended December 31, 2004
(Unaudited, in thousands, except per share data)

		Pro Forma Adjustments
	Capital Lease Funding, Inc. Historical	Acquisition of GSA (a)	Acquisition of NIH (b)	Acquisition of Tiffany (c)	Capital Lease Funding, Inc. Pro Forma
Revenues:
Interest income from mortgage loans and securities	$13,589	–	–	–	$13,589
Gain on sales of mortgage loans and securities	794	–	–	–	794
Rental revenue	4,287	7,679	8,147	5,196	25,310
Property expense recoveries	1,608	396	583	–	2,588
Other revenue	726	–	–	–	726
Total revenues	21,004	8,076	8,731	5,196	43,006
Expenses:
Interest expense	2,768	3,181	3,617	3,161	12,728
Property expenses	1,761	1,576	1,950	–	5,287
Net loss on derivatives and short sales of securities	724	–	–	–	724
Loss on securities	247	–	–	–	247
General and administrative expenses	8,833	–	–	–	8,833
General and administrative expenses-stock based compensation	3,825	–	–	–	3,825
Depreciation and amortization expense on real property	1,281	1,939	1,875	1,650	6,745
Loan processing expenses	196	–	–	–	196
Total expenses	19,635	6,697	7,442	4,811	38,585
Income before provision for income taxes	1,369	1,379	1,289	384	4,422
Provision for income taxes	9	–	–	–	9
Net income	$1,360	$1,379	$1,289	$384	$4,413
Earnings per share
Net income per share, basic and diluted	$0.06	$0.06	$0.06	$0.02	$0.20
Weighted average number of common shares outstanding, basic and diluted	22,125	22,125	22,125	22,125	22,125

Capital Lease Funding, Inc. and Subsidiaries
Pro Forma Condensed Consolidated Statement of Operations
Six Months Ended June 30, 2005
(Unaudited, in thousands, except per share data)

		Pro Forma Adjustments
	Capital Lease Funding, Inc. Historical	Acquisition of GSA (a)	Acquisition of NIH (b)	Acquisition of Tiffany (c)	Capital Lease Funding, Inc. Pro Forma
Revenues:
Interest income from mortgage loans and securities	$12,748	–	–	–	$12,748
Gain on sales of mortgage loans and securities	237	–	–	–	237
Rental revenue	11,459	3,840	2,244	2,598	20,141
Property expense recoveries	2,719	212	299	–	3,229
Other revenue	132	–	–	–	132
Total revenues	27,295	4,051	2,543	2,598	36,487
Expenses:
Interest expense	9,756	1,605	1,193	1,577	14,130
Property expenses	4,074	803	420	–	5,297
Loss on securities	250	–	–	–	250
General and administrative expenses	4,967	–	–	–	4,967
General and administrative expenses-stock based compensation	922	–	–	–	922
Depreciation and amortization expense on real property	3,188	969	520	825	5,503
Loan processing expenses	148	–	–	–	148
Total expenses	23,305	3,378	2,133	2,402	31,217
Income before minority interest	3,990	674	410	196	5,270
Minority interest in consolidated entities	(215)	–	215	–	(0)
Net income	$3,775	$674	$625	$196	$5,270
Earnings per share
Net income per share, basic and diluted	$0.14	$0.02	$0.02	$0.01	$0.19
Weighted average number of common shares outstanding, basic and diluted	27,698	27,698	27,698	27,698	27,698

Capital Lease Funding, Inc. and Subsidiaries
Notes to Pro Forma Condensed Consolidated Financial Statements
(Unaudited)

1)	Basis of Presentation

The accompanying unaudited pro forma condensed consolidated financial statements are presented to reflect the acquisition of the Properties by Capital Lease Funding, Inc.

The accompanying unaudited pro forma condensed consolidated balance sheet presents the historical financial information of the Company as of June 30, 2005 as adjusted for the acquisition of the Properties as if the transaction had occurred on June 30, 2005.

The accompanying unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2004 and the six months ended June 30, 2005 combines the historical operations of the Company with the expected operations of the Properties as if the acquisitions had occurred on January 1, 2004.

Two of the GSA Properties were still under construction as of the date of acquisition, and therefore, expected revenues and expenses from these properties have not been included as pro forma adjustments in preparing the pro forma statements of operations.

2)	Pro Forma Adjustments

The unaudited pro forma condensed consolidated financial statements reflect the following significant pro forma adjustments:

a)	For the GSA Properties, adjustments to reflect:

•
the Company’s purchase of the GSA Properties, for approximately $103.1 million, inclusive of $36.3 million in assumed debt at the outstanding face amount, acquisition and closing costs, and an adjustment to reflect the fair market value of debt assumed of $5.3 million. The Company has allocated the purchase price to land, buildings and improvements in the accompanying pro forma consolidated balance sheet. The Company is in the process of determining if any intangible assets were acquired which may result in future adjustments to the allocation of the purchase price.

•
the Company’s long-term financing on the GSA Properties. The Company assumed $36.3 million of debt on two of the GSA Properties, at interest rates ranging from 6.28% to 7.65%. In addition, on August 16, 2005, the Company obtained long-term mortgage financing on the remaining three GSA Properties with Wachovia Bank, N.A., in the aggregate principal amount of $34.5 million at an interest rate of 5.23%. Inclusive of costs incurred and the fair market value adjustment for debt assumed, the Company’s effective interest rate on long-term debt on the GSA Properties is 5.37%. For additional details regarding the payment terms of the long-term financings on the GSA Properties, please see our Form 8-K filed with the SEC on August 17, 2005. As described in footnote 1 above, estimated interest expense on two of the GSA Properties has not been included as a pro forma adjustment as the properties were still under construction as of the purchase date.

•
the estimated rental revenues and operating expenses for the GSA Properties. Rental income is recognized on a straight-line basis. As described in footnote 1 above, rental revenues and estimated operating expenses on two of the GSA Properties have not been included as a pro forma adjustment as the properties were still under construction as of the purchase date. The Company intends to account for the acquisition in accordance with Statements of Financial Accounting Standards No. 141, “Business Combinations,” and No. 142, “Goodwill and Other Intangibles,” and is currently in the process of analyzing the fair value of the acquired property’s in-place leases. No value has yet been assigned to the leases and, therefore, the purchase price allocation is preliminary and subject to change.

•
depreciation on the GSA Properties, based on the total allocated cost of the acquisitions to depreciable assets. As described in footnote 1, estimated depreciation expense on two of the GSA Properties has not been included as a pro forma adjustment as the properties were still under construction as of the purchase date. For GAAP purposes, the Company depreciates the GSA Properties using the straight-line method with an estimated useful life of 40 years. As discussed above, the Company has not finalized the allocation of the purchase price. Any change to the allocation may result in changes to depreciation.

b)	For the NIH Property, adjustments to reflect:

•
the Company’s purchase of the NIH Property, for approximately $81.6 million, inclusive of acquisition and closing costs. The Company has allocated the purchase price to land, buildings and improvements in the accompanying pro forma consolidated balance sheet. The Company is in the process of determining if any intangible assets were acquired which may result in future adjustments to the allocation of the purchase price.

•
the Company’s long-term financing on the NIH Property. Simultaneous with its purchase of the NIH Property, the Company obtained long-term mortgage financing on the NIH Property with Wachovia Bank, N.A., in the principal amount of $65.2 million, at an interest rate of 5.32%. Inclusive of hedge and other costs incurred, the Company’s effective interest rate on long-term debt on the NIH Property is 5.57%. For additional details regarding the payment terms of the long-term financing on the NIH Property, please see our Form 8-K filed with the SEC on September 15, 2005.

•
the reversal on our June 30, 2005 balance sheet of the related “Real estate investments consolidated under FIN46” of $81.5 million, “Mortgages on real estate investments consolidated under FIN46” of $50.9 million, and “Minority interest in real estate investments consolidated under FIN46” of $26.6 million, and the reversal on our statement of operations for the six months ended June 30, 2005 of the related “Rental revenue” of $1.8 million, “Interest expense” of $0.6 million, “Property expenses” of $0.6 million, “Depreciation and amortization expense on real property” of $0.4 million, and “Minority interest in consolidated entities” of $0.2 million. As described in detail in our Form 10-Q for the quarterly period ended June 30, 2005, we were required under Financial Accounting Standards Interpretation Number 46, “Consolidation of Variable Interest Entities,” to consolidate the NIH Property on our balance sheet at June 30, 2005, and recognize the income and expenses from the NIH Property beginning on April 13, 2005 (the first date our purchase contract deposit was at risk).

•
the estimated rental revenues and operating expenses for the NIH Property. Rental income is recognized on a straight-line basis. The Company intends to account for the acquisition in accordance with Statements of Financial Accounting Standards No. 141, “Business Combinations,” and No. 142, “Goodwill and Other Intangibles,” and is currently in the process of analyzing the fair value of the acquired property’s in-place leases. No value has yet been assigned to the leases and, therefore, the purchase price allocation is preliminary and subject to change.

•
depreciation on the NIH Property, based on the total allocated cost of the acquisition to depreciable assets. For GAAP purposes, the Company depreciates the NIH Property using the straight-line method with an estimated useful life of 40 years. As discussed above, the Company has not finalized the allocation of the purchase price. Any change to the allocation may result in changes to depreciation.

c)	For the Tiffany Property, adjustments to reflect:

•
the Company’s purchase of the Tiffany Property, for approximately $75.1 million, inclusive of acquisition and closing costs. The Company has allocated the purchase price to land, buildings and improvements in the accompanying pro forma consolidated balance sheet. The Company is in the process of determining if any intangible assets were acquired which may result in future adjustments to the allocation of the purchase price.

•
the Company’s long-term financing on the Tiffany Property. Simultaneous with its purchase of the Tiffany Property, the Company obtained long-term mortgage financing on the Tiffany Property with Wachovia Bank, N.A., in the principal amount of $58.4 million, at an interest rate of 5.33%. Inclusive of costs incurred, the Company’s effective interest rate on long-term debt on the Tiffany Property is 5.35%. For additional details regarding the payment terms of the long-term financings on the Tiffany Property, please see our Form 8-K filed with the SEC on September 29, 2005.

•
the estimated rental revenues for the Tiffany Property. Rental income is recognized on a straight-line basis. The lease for the Tiffany Property is a triple-net lease, and as such, the Company does not expect to incur any operating expenses related to the Tiffany Property during the term of the existing lease. The Company intends to account for the acquisition in accordance with Statements of Financial Accounting Standards No. 141, “Business Combinations,” and No. 142, “Goodwill and Other Intangibles,” and is currently in the process of analyzing the fair value of the acquired property’s in-place leases. No value has yet been assigned to the leases and, therefore, the purchase price allocation is preliminary and subject to change.

•
depreciation on the Tiffany Property, based on the total allocated cost of the acquisition to depreciable assets. For GAAP purposes, the Company depreciates the Tiffany Property using the straight-line method with an estimated useful life of 40 years. As discussed above, the Company has not finalized the allocation of the purchase price. Any change to the allocation may result in changes to depreciation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL LEASE FUNDING, INC.

By:	/s/ Shawn P. Seale
Shawn P. Seale
Senior Vice President, Chief Financial
Officer and Treasurer

DATE: October 7, 2005